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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 14, 2005

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-25515	88-0410480
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

2501 Lansdowne Avenue
Saskatoon, Saskatchewan, Canada S7J 1H3
 (Address of principal executive offices and Zip Code)

(306) 343-5799
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.04     TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On December 14, 2005, a wholly-owned subsidiary of Maverick Minerals Corporation has received a demand letter from an outstanding note-holder requesting payment of the total principal amount outstanding on a note of $1,400,000.00. The demand has arisen pursuant to a dispute concerning outstanding payables on the subject oil and gas lease property wherein the subsidiary owns a net royalty interest and the note holder is the operator of the property. Interest payments on the note remain up to date and are not the genesis of the default. The parties are discussing various options to resolve the situation. Legal action, by either party, cannot be ruled out at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Dated this 19th day of December, 2005.

MAVERICK MINERALS CORPORATION
(formerly known as Pacific Cart Services Ltd.)
(Registrant)

BY:	/s/ Robert Kinloch
Robert Kinloch, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer and member of the Board of Directors